Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153805) of Home Bancorp, Inc. of our report dated June 27, 2016 relating to the financial statements and schedule of the Home Bank Profit Sharing 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

June 27, 2016